As filed with the Securities and Exchange Commission on
                                   May 1, 2000
                           Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             ADMIRALTY BANCORP, INC.
             (Exact name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   65-0405207
                     (I.R.S. Employer Identification Number)

                               4400 PGA BOULEVARD
                                    SUITE 200
                        PALM BEACH GARDENS, FLORIDA 33410
          (Address, including zip code, and telephone number, including area code, of agent for service)

               WARD KELLOGG, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ADMIRALTY BANCORP, INC.
                               4400 PGA BOULEVARD
                                    SUITE 200
                        PALM BEACH GARDENS, FLORIDA 33410
                        TELEPHONE NUMBER: (561) 624-4701
            (Name, address, including zip code and telephone number,
                   including area codes, of agent for service)

                                 WITH A COPY TO
                            ROBERT A. SCHWARTZ, ESQ.
                        JAMIESON, MOORE, PESKIN & SPICER
                               177 MADISON AVENUE
                          MORRISTOWN, NEW JERSEY 07960
                        TELEPHONE NUMBER: (973) 984-1616

         Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                                            [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                                                                [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                                                [ ]

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEES

------------------------ -------------------- ---------------------- ------------------------ ----------------------
                                                                     Proposed Maximum
Title of Shares to be    Amount to be         Proposed Maximum       Aggregate Offering       Amount of
Registered               Registered           Price Per Share (1)    Price (1)                Registration Fee
------------------------ -------------------- ---------------------- ------------------------ ----------------------
Class B
Common Stock,
no par value             1,089,594            $9.74                  $10,612,645              $2,950
------------------------ -------------------- ---------------------- ------------------------ ----------------------

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933.

PROSPECTUS

                             ADMIRALTY BANCORP INC.

                            UP TO 1,089,594 SHARES OF
                              CLASS B COMMON STOCK

                                  ------------

         We are a Delaware corporation and registered bank holding company. Our bank, Admiralty Bank, is headquartered in Palm Beach Gardens, Florida. Our Class B Common Stock is listed on the NASDAQ National Market under the symbol "AAABB".

         This prospectus relates to the sale of a maximum of 1,089,594 shares of Class B Common Stock, no par value, of the company to be issued upon exercise of certain Class B Common Stock warrants previously issued by the company. The warrants, which expire at 5:00 P.M., Eastern Daylight Time, on January 21, 2002, permit the holder of each warrant to purchase one (1) share of Class B Common Stock at an exercise price of $9.74. We will receive all the proceeds from the exercise of the Class B Common Stock warrants. We will pay the expenses for registering the Class B Common Stock with the Securities and Exchange Commission.

BEFORE PURCHASING THE CLASS B COMMON STOCK, YOU SHOULD READ THE RISK FACTORS BEGINNING ON PAGE 1.

                                  ------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CLASS B COMMON STOCK OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF CLASS B COMMON STOCK ARE NOT BANK DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                 The date of this prospectus is May 1, 2000.

                                TABLE OF CONTENTS

RISK FACTORS...............................................................1

WHERE YOU CAN FIND ADDITIONAL INFORMATION..................................5

ADMIRALTY BANCORP, INC.....................................................6

USE OF PROCEEDS............................................................6

PLAN OF DISTRIBUTION.......................................................7

TRANSFER AGENT.............................................................7

LEGAL MATTERS..............................................................7

EXPERTS....................................................................8

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS.......................II-1

SIGNATURES..............................................................II-4

                                  RISK FACTORS

         You should consider the following risk factors, in addition to other information contained or incorporated by reference in this prospectus before deciding to purchase our Class B Common Stock.

RISKS ASSOCIATED WITH THE COMPANY:

RELIANCE ON OUR SENIOR MANAGEMENT

         Our future performance is highly dependent upon the services of Mr. Ward Kellogg, our President and Chief Executive Officer and our management team. If the services of our management team, and in particular Mr. Kellogg, were to become unavailable for any reason, our operations and future performance would likely be adversely affected in a material manner. Although we have entered into an employment agreement with Mr. Kellogg, none of the other members of the management team have contracts with us. We have purchased an insurance policy on Mr. Kellogg's life in the amount of $3,000,000, payable to us. The future successful development of our business will depend, in large measure, upon our ability to retain this management team.

LIMITED TRADING OF THE COMMON STOCK

         Since the Class B Common Stock began trading on the NASDAQ National Market in September of 1998 following the initial public offering of the Class B Common Stock, the Class B Common Stock has been thinly traded, averaging approximately 9,000 shares traded per day. There can be no assurance that a more active trading market will develop or, if one develops, be sustained.

WE ARE OBLIGATED TO ISSUE ADDITIONAL SECURITIES
WHICH WILL DILUTE YOUR OWNERSHIP INTEREST

         In addition to the 1,089,594 shares issuable upon the exercise of our outstanding warrants, we also adopted the 1998 Stock Option Plan pursuant to which options to purchase 372,613 shares of Class B Common Stock may be issued to members of our management. The exercise price for these options will be at least the fair market value on the date of grant. Exercise of these warrants and options at a time when our book value per share is in excess of the respective exercise prices for the warrants and options would cause book value dilution to holders of the Class B Common Stock, and exercise of these warrants and options will dilute the ownership percentage of owners of the Class B Common Stock.

OUR CORPORATE DOCUMENTS HAVE CERTAIN
TERMS WHICH MAY LIMIT TAKEOVER ATTEMPTS

         Certain provisions of our Certificate of Incorporation and Bylaws and certain provisions of Delaware law and Federal law are designed to assist us in maintaining our status as an independent publicly owned corporation. These provisions provide for, among other things, super-majority voting on certain matters, classified terms for the Board of Directors and a provision which permits the Board of Directors to consider the interest(s) of constituencies other than our stockholders in evaluating whether to undertake any corporate transaction. Certain of these provisions, such as the super-majority voting provision, may not apply to transactions approved by the Board of Directors. These provisions, as well as certain provisions of Delaware law and Federal banking law, may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors in advance and thus, may generally serve to perpetuate current management.

WE MAY BE SUBJECT TO HIGHER OPERATING COSTS AS A RESULT OF GOVERNMENT
REGULATION.

         We are subject to extensive federal and state legislation, regulation and supervision which is intended primarily to protect depositors and the Federal Deposit Insurance Corporation's Bank Insurance Fund, rather than investors. Legislative and regulatory changes may increase our costs of doing business or otherwise adversely affect us and create competitive advantages for non-bank competitors.

WE CANNOT PREDICT HOW CHANGES IN TECHNOLOGY WILL IMPACT OUR BUSINESS.

         The financial services market, including banking services, is increasingly affected by advances in technology, including developments in:

         telecommunications;

         data processing;

         automation;

         Internet-based banking;

         telebanking; and

         debit cards and so-called "smart cards."

         Our ability to compete successfully in the future will depend on whether we can anticipate and respond to technological changes. To develop these and other new technologies we will likely have to make additional capital investments. Although we continually invest in new technology, we cannot assure you that we will have sufficient resources or access to the necessary proprietary technology to remain competitive in the future.

CHANGES IN LOCAL ECONOMIC CONDITIONS COULD ADVERSELY AFFECT OUR LOAN PORTFOLIO.

         Our success depends to a certain extent upon the general economic conditions of the local markets that we serve. Unlike larger banks that are more geographically diversified, we provide banking and financial services primarily to customers in Palm Beach, Broward and Brevard Counties in Florida so any decline in the economy of this area, or Florida generally could have an adverse impact on us.

         Our loans, the ability of borrowers to repay these loans and the value of collateral securing these loans, are impacted by economic conditions. Our financial results, the credit quality of our existing loan portfolio, and the ability to generate new loans with acceptable yield and credit characteristics may be adversely affected by changes in prevailing economic conditions, including declines in real estate values, changes in interest rates, adverse employment conditions and the monetary and fiscal policies of the federal government. Although economic conditions in our primary market area are strong and have aided our recent growth, we cannot assure you that these conditions will continue to prevail. We cannot assure you that positive trends or developments discussed in this prospectus will continue or that negative trends or developments will not have a significant adverse effect on us.

WE HAVE NOT PAID CASH DIVIDENDS

         We have not paid cash dividends and do not anticipate paying cash dividends in the foreseeable future. Any investors seeking cash dividends should not purchase the Class B Common Stock.

RISKS ASSOCIATED WITH THE BANKING INDUSTRY:

WE ARE IN COMPETITION WITH MANY OTHER BANKS, INCLUDING LARGER COMMERCIAL BANKS WHICH HAVE GREATER RESOURCES THAN US

         The banking industry within the State of Florida is highly competitive. The bank's principal market area is served by branch offices of large commercial banks and thrift institutions. A number of these institutions have substantially greater resources than we do to expend upon advertising and marketing, and their substantially greater capitalization enables them to make much larger loans. Our success depends a great deal upon our judgment that large and mid-size financial institutions do not adequately serve small businesses in our principal market area and our ability to compete favorably for such customers. In addition to competition from larger institutions, we also face competition for individuals and small businesses from recently formed banks seeking to compete as "home town" institutions. Most of these new institutions have focused their marketing efforts on the smaller end of the small business market we serve.

THE LAWS THAT REGULATE OUR OPERATIONS ARE DESIGNED FOR THE PROTECTION OF DEPOSITORS AND THE PUBLIC, BUT NOT OUR STOCKHOLDERS

         The federal and state laws and regulations applicable to our operations give regulatory authorities extensive discretion in connection with their supervisory and enforcement responsibilities, and generally have been promulgated to protect depositors and the deposit insurance funds and not for the purpose of protecting stockholders. These laws and regulations can materially affect our future business. Laws and regulations now affecting us may be changed at any time, and the interpretation of such laws and regulations by bank regulatory authorities is also subject to change. We can give no assurance that future changes in laws and regulations or changes in their interpretation will not adversely our the business.

THERE IS A RISK THAT WE MAY NOT BE REPAID IN
A TIMELY MANNER OR, AT ALL, ON LOANS WE MAKE

         The risk of non-payment (or deferred or delayed payment) of loans is inherent in commercial banking. Such non-payment, or delayed or deferred payment of loans to us, if they occur, may have a material adverse effect on our earnings and overall financial condition. Additionally, in compliance with applicable banking laws and regulations and in light of sound judgment, we maintain an allowance for credit losses created through charges against earnings. As of December 31, 1999, our allowance for loan losses was $1,017,000, or 1.01% of total loans and 388.17% of non-performing loans. Our marketing focus on small to medium-size businesses may result in the assumption by us of certain lending risks that are different from or greater than those which would apply to loans made to larger companies. Management seeks to minimize our credit risk exposure through credit controls which include evaluation of potential borrowers, collateral available, liquidity and cash flow. However, there can be no assurance that such procedures will actually reduce loan losses.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have incorporated by reference into this prospectus the following documents we filed with the Commission under the Securities Exchange Act of 1934:

         (i) the Annual Report on Form l0-KSB for the fiscal year ended December 31, 1999;

         (ii) the Current Reports on Form 8-K, dated January 20, 2000 and April 26, 2000;

         (ii)     the Proxy Statement for the 2000 Annual Meeting of
                  Shareholders.

         In addition, any documents which we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering are also incorporated by reference into this prospectus. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         You may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits, unless the exhibits are also specifically incorporated by reference into this prospectus. Your request should be sent to Ward Kellogg, President and Chief Executive Officer, Admiralty Bancorp, Inc., 4400 PGA Boulevard, Suite 200, Palm Beach Gardens, Florida 33410.

                             ADMIRALTY BANCORP, INC.

         We are a Delaware business corporation and a holding company for Admiralty Bank, which engages in the commercial banking business in Palm Beach, Broward and Brevard Counties, Florida. We direct the policies and coordinate the financial resources of the bank.

         The bank is a Florida state-chartered bank which commenced business in 1987. The bank currently operates from its main office in Palm Beach Gardens, Florida and from four branch offices located in Boca Raton, Juno Beach, Jupiter and Melbourne, Florida. The deposits of the bank are insured by the Bank Insurance Fund of the FDIC up to applicable limits. The operations of the bank are subject to the supervision and regulation of the Florida Department of Banking and the Board of Governors of the Federal Reserve System.

         We conduct a traditional commercial banking business and offer services including personal and business checking accounts and time deposits, money market accounts and regular savings accounts, stepped rate money market accounts and a full offering of loan products, including SBA guaranteed loans. We structure specific services and charges in a manner designed to attract the business of (i) small and medium-sized businesses, and the owners and managers of these entities; (ii) professionals and middle managers of locally-based corporations; and (iii) individuals residing, working and shopping in the Palm Beach, Broward and Brevard Counties, Florida trade area serviced by us.

         On March 11, 2000 we became a financial holding company under the Gramm-Leach-Bliley Financial Modernization Act of 1999 (the "Modernization Act"). This status permits us to undertake financial activities which need not be closely related to banking, such as insurance brokerage activities. Under the Modernization Act, the bank must remain "well capitalized" (i.e. have a leveraged capital ratio of 5% or greater and a risk based capital ratio of 10% or greater) and well managed, or we could be required to divest ourselves of our non-banking activities. In addition, we must maintain a rating of "satisfactory" or better under the Community Reinvestment Act. We have recently begun an insurance brokerage joint venture with USI Florida, and intend to seek alliances with other financial service providers as a way to enhance non-interest income.

         Our principal executive offices are located at 4400 PGA Boulevard, Suite 200, Palm Beach Gardens, Florida 33410, and our telephone number is (561) 624-4701.

                                 USE OF PROCEEDS

         The total gross proceeds from the exercise of the warrants may range from zero to $10,612,645, depending upon the number of warrants exercised by the holders of the warrants. The proceeds of the exercise of warrants will be paid directly to us. We estimate that we will pay expenses relating to the exercise of the warrants of approximately $20,000. We intend to use the proceeds for general corporate purposes and to support our continued growth and expansion.

                              PLAN OF DISTRIBUTION

         The warrants were previously issued by us in 1998. Upon the exercise of a warrant by its holder, or our transfer agent will deliver a certificate evidencing the shares of Class B Common Stock being exercised by the holder in exchange for a duly executed warrant certificate accompanied by payment in the form of cash, cashier's check or bank check. The exercise price shall be calculated by multiplying the number of warrants being exercised by the exercise price currently $9.74 per share. The exercise price may be adjusted to reflect certain stock dividends, stock splits or similar transactions effecting the Class B Common Stock.

                                 TRANSFER AGENT

         Our transfer agent for the Class B Common Stock is Stocktrans, Inc., with an office at 7 East Lancaster Avenue, Ardmore, PA 19003.

                                  LEGAL MATTERS

         Jamieson, Moore, Peskin & Spicer, Morristown, New Jersey has passed upon the validity of the Class B Common Stock being offered.

                                     EXPERTS

         We dismissed Grant Thornton LLP as our independent auditors effective April 9, 1999. The decision to dismiss Grant Thornton LLP as auditors was recommended by our Board of Directors and Audit Committee. For the fiscal year ended December 31, 1998 and 1997 and up to April 9, 1999, there have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement in connection with their reports. The independent auditor's report on the consolidated financial statements for the fiscal years ended December 31, 1998 and 1997 expressed an unqualified opinion.

         We retained KPMG LLP as our independent auditors on April 23, 1999 for the fiscal year ended December 31, 1999. The decision to hire KPMG LLP as auditors was recommended by our Board of Directors and Audit Committee.

         We have included in our 1999 Annual Report on Form 10-KSB our audited financial statements as of December 31, 1999 along with KPMG LLP's audit report on these financial statements. We have included in our 1999 Annual Report on Form 10-KSB our audited financial statements as of December 31, 1998 along with Grant Thornton LLP's audited report on these financial statements. Our 1999 Annual Report is incorporated by reference into this registration statement on Form S-3 and prospectus. KPMG LLP and Grant Thornton LLP issued their reports as independent auditors, and those reports are incorporated into this registration statement on Form S-3 and prospectus upon the authority of those firms as experts in auditing and accounting.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE AFFAIRS OF ADMIRALTY BANCORP, INC. OR ADMIRALTY BANK MAY CHANGE AFTER THE DATE OF THIS PROSPECTUS. DELIVERY OF THIS DOCUMENT AND THE SALES OF SHARES MADE HEREUNDER DOES NOT MEAN OTHERWISE.

                                ---------------

                             ADMIRALTY BANCORP, INC.

                              CLASS B COMMON STOCK


                                   ----------

                                   PROSPECTUS

                                   ----------


                                   May 1, 2000

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  SEC Registration Fee ..............................   $ 2,950
                  Accounting Fees and Expenses ......................     5,000
                  Legal Fees and Expense ............................     5,000
                  Transfer Agent Fees ...............................     2,000
                  Miscellaneous Expenses ............................     5,050
                                                                        -------
                  Total .............................................   $20,000
                                                                        =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Eighth of our Amended and Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law ("DGCL") provides that the corporation shall indemnify its present and former officers, directors, employees, and agents and persons serving at its request ("corporate agents") against expenses, including attorney's fees, judgments, fines or amounts paid in settlement, incurred in connection with any pending or threatened civil or criminal proceeding involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful.

         With respect to any derivative action, we are empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

         Under Section 145 of the DGCL, we may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

         Section 145 of the DGCL further provides that a corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. In advance of the final disposition of a proceeding, we may pay an agent's expenses if the agent agrees to repay the expense unless it is ultimately determined he is entitled to indemnification. Article Eighth of our Amended and Restated Certificate of Incorporation also provides that such indemnification shall not exclude any other rights to indemnification to which a person may otherwise be entitled, and authorizes the corporation to purchase insurance on behalf of any of the persons enumerated against any liability whether or not the corporation would have the power to indemnify him under the provisions of Article Eighth.

         With respect to possible indemnification of officers, directors, and other corporate agents for liabilities arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

     EXHIBIT NO.                    DESCRIPTION

         5 Opinion of Jamieson, Moore, Peskin & Spicer as to the legality of the securities to be registered.

         23(a)    Consent of KPMG LLP.

         23(b)    Consent of Grant Thornton LLP.

         23(c)    Consent of Jamieson, Moore, Peskin & Spicer (Included in
                  Exhibit 5 hereto).

ITEM 17. UNDERTAKINGS

         We hereby undertake to file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

         We hereby undertake, for purposes of determining any liability under the Securities Act of 1933, to treat each post effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering and to file a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palm Beach Gardens, State of Florida, on this 1st day of May, 2000.

                                          ADMIRALTY BANCORP, INC.
                                          (Registrant)


                                          By: /S/ WARD KELLOGG
                                             ----------------------------
                                                  Ward Kellogg
                                                  President and
                                                  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 1st day of May, 2000.


NAME                                              TITLE                                DATE
----                                              -----                                ----
/S/ BRUCE A. MAHON                                Chairman of the Board                May 1, 2000
--------------------------------------
BRUCE A. MAHON

/S/ DAVID B. DICKENSEN                            Director                             May 1, 2000
--------------------------------------
DAVID B. DICKENSEN

/S/ LESLIE E. GOODMAN                             Director                             May 1, 2000
--------------------------------------
LESLIE E. GOODMAN

/S/ THOMAS L. GRAY, JR.                           Director                             May 1, 2000
--------------------------------------
THOMAS L. GRAY, JR.

/S/ THOMAS J. HANFORD                             Director                             May 1, 2000
--------------------------------------
THOMAS J. HANFORD

/S/ SIDNEY L. HOFING                              Director                             May 1, 2000
--------------------------------------
SIDNEY L. HOFING

/S/ WARD KELLOGGG                                 Director and                         May 1, 2000
--------------------------------------            Chief Executive Officer
WARD KELLOGG

/S/ PETER L. A. PANTAGES                          Director                             May 1, 2000
--------------------------------------
PETER L. A. PANTAGES


/S/ RICHARD P. ROSA                               Director                             May 1, 2000
--------------------------------------
RICHARD P. ROSA

/S/ CRAIG A. SPENCER                              Director                             May 1, 2000
--------------------------------------
CRAIG A. SPENCER

/S/ JOSEPH W. VECCIA, JR.                         Director                             May 1, 2000
--------------------------------------
JOSEPH W. VECCIA, JR.

/S/ MARK A. WOLTERS                               Director                             May 1, 2000
--------------------------------------
MARK A. WOLTERS

/S/ GEORGE R. ZOFFINGER                           Director                             May 1, 2000
--------------------------------------
GEORGE R. ZOFFINGER

/S/ KEVIN SACKET                                  Treasurer                            May 1, 2000
--------------------------------------            (Principal Accounting
KEVIN SACKET                                      and Financial Officer)


                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION
-----------                -----------
    5 Opinion of Jamieson, Moore, Peskin & Spicer as to the legality of the securities to be registered.

   23(a)     Consent of KPMG LLP.

   23(b)     Consent of Grant Thornton LLP.

   23(c) Consent of Jamieson, Moore, Peskin & Spicer (Included in Exhibit 5 hereto).